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                                                                   EXHIBIT 10.81


                               EMPLOYMENT CONTRACT

                                     BETWEEN


                                LIPOMATRIX, INC.
                                 24, PUITS GODET
                               CH - 2000 NEUCHATEL

                   (HEREINAFTER REFERRED TO AS "THE COMPANY")



                                       AND




                                PIERRE COMTE, PhD
                                WIESENSTRASSE 8A
                                  8700 KUSNACHT
                                   SWITZERLAND

                     (HEREINAFTER REFERRED TO AS "EMPLOYEE")


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P O S I T I O N

CHIEF OPERATING OFFICER - reporting to the Chief Executive Officer


STARTING DATE
Date of initial employment, from the date of signing of this contract, shall be not later than the end of the notice period legally required under Employee's current employment contract with current employer.

However, recognizing that Employee will be attending courses at the Harvard Business School, Boston, MA, USA, during the period April through June, 1995, and that Employee will do so with the permission of current employer, and that Employee will use accrued vacation-time to personally fund the first two months of the course, but will not receive funding for the final month, then and under said circumstances, Company agrees to pay Employee a stipend of CHF12,000 to allow Employee to complete the Harvard Business School course work, provided that Employee officially starts work for Company on July 1, 1995.

RIGHTS AND DUTIES
Rights and duties of the Employee are determined by the legal prescriptions regarding the Employment Agreement in general, the Company's Employee Handbook, by Employee's Job Description, annual goals and budgets, as well as by the decisions and guidelines of the Board of Directors.

PROBATION PERIOD
90 workdays. Employee's activity and performance will be reviewed at the end of this period and afterwards on a calendar year-end basis.

OTHER ACTIVITIES
Without the agreement of the Chief Executive Officer, Employee is not authorized to accept other mandates - remunerated or not - with third parties in the field of medical devices (for example, to be a Member of boards, committees of professional associations, etc.).

SALARY AND OTHER COMPENSATION
Annual gross salary CHF 250,000, payable in thirteen (13) monthly installments of CHF 19,231 each.

Family Allowance
This allowance will be paid to Employee, if applicable, according to the rules existing in the Canton of Neuchatel .

13th Salary
A 13th monthly salary payment will be paid to Employee at the end of each year, on a pro rata temporis basis.

Equity Sharing
Employee will be granted an option to purchase 100,000 shares of Common Stock of LipoMatrix, Inc., at an exercise price equal to it's current value of U.S.$ 0.20 per share, under the Company's Stock Option Plan. This option will vest over a period of 4 years (with twelve months vesting one year after employment commences and thereafter in monthly increments). This stock option is subject to the approval of the Board of Directors.
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Relocation Expenses/Housing Allowance
LMI will reimburse relocation costs for you and your family and your personal possessions to your new domicile in Neuchatel Canton when that time comes (after the current school year)- subject to an acceptable, documented estimate. During the time you may spend working for LipoMatrix prior to relocating to Neuchatel, the Company agrees to provide suitable, temporary living accommodations for a period of up to three months from start date.

Performance Bonus
Company will pay a Performance Bonus of CHF 15,000 to Employee at conclusion of Calendar Year 1995, on a pro rata temporis basis, subject, in part, to the successful completion of objectives determined mutually by himself and CEO (i.e., 75% of bonus is based on performance against objectives, 25% at CEO discretion).

SALARY/COMPENSATION AND PERFORMANCE REVIEWS
The Company bases salary increases and bonus compensation on performance. Salary/bonus review will occur on an annual basis shortly after the end of each calendar year. Performance review will occur periodically, but not less than annually.

VACATION
25 days vacation + Swiss legal Holidays.

OVERTIME
Overtime work will not be paid or compensated.

SOCIAL BENEFITS
Standard LipoMatrix benefit package will be applied (per Employee Handbook, current and future revisions). In addition, salary-protection insurance sufficient to ensure full income in the event of disability will be paid by the Company.

TERMINATION:

Under this employment contract, Employee may be terminated upon written notice as follows:

         a)    By mutual agreement of both parties
         b)    By the company
                  (i)   if the Employee shall die, or
                  (ii) immediately for cause (defined as fraud, dishonesty, gross negligence, willful misconduct, theft, conviction of crime, unethical business conduct or engaging in activities prohibited under this agreement, or
                  (iii) for any reason during the probationary period, provided that the company will pay Employee the balance of salary to the completion of the entire probationary period, plus 3 months' additional salary, or
                  (iv) if the company determines that Employee is unable to meet performance criteria. In such case, the Employee will be given termination notice of 6 months or severance pay in an equivalent amount in lieu of notice period outstanding.

SPECIAL SEVERANCE CLAUSE:
In the event that loss of Employee's position with the Company occurs due to no fault of his own (i.e., through change of ownership, elimination of the COO position, or should LipoMatrix leave Switzerland), Employee will receive severance pay equal to one year of full salary.

NOTICE PERIOD:
Should Employee desire to leave the employ of LipoMatrix, a 3 month notice period must be observed
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PATENTS AND INVENTIONS
In the course of his work Employee could make or participate in the elaboration of inventions and innovations patented or not. The Company reserves the right to have exclusive propriety on these inventions or innovations, even if said inventions or innovations are made outside Employee's described position. Employee will be entitled to no special compensation in relation with these inventions or innovations.

NON COMPETITION CLAUSE
Upon the termination of this contract by either party, Employee will refrain from any activity which could be competitive to the Company (such as creating a competitive company for his own profit, or working for a direct competitor to the Company).

This restriction is valid in Europe for one year and is specific to the field of mammary implants, specific devices under development or in production by the Company (at the time of contract termination), and/or any passive radiofrequency identification device that can be implanted in the human body for medical information management.

CONFIDENTIALITY
Apart from and independently or other general obligations, Employee is bound by absolute confidentiality concerning anything Employee might learn in the course of Employee's activities for the Company. This includes management, operations, financial situation, research and development projects, and manufacturing processes of the Company. Any documents, plans, reports, drawings. etc. that Employee may create or come across either directly or indirectly cannot under any circumstance be communicated to a third party. The confidentiality agreement remains in force even after termination of this contract by either party.

JURISDICTION
This contract is governed by Swiss Law. The place of jurisdiction is Neuchatel (Switzerland).




Pierre Comte, PhD                        LipoMatrix, Inc.
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Employee Name


/s/ Pierre Comte                         /s/ Terry Knapp
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Employee's Signature                     Signed on behalf of the Company


/s/    21 March 1995                     /s/    19 March 1995
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Date                                     Date